SEVENTEENTH AMENDMENT TO ETF DISTRIBUTION AGREEMENT

This sixteenth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between ETF Series Solutions and Foreside Fund Services, LLC (together, the “Parties”) is made effective as of August 10, 2026.
WHEREAS, the Parties desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.
3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.
4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.
IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ETF SERIES SOLUTIONS	FORESIDE FUND SERVICES, LLC
By:	By:
Name: Kristin M. Weitzel	Name: Teresa Cowan
Title: President	Title: President
Date:	Date:

EXHIBIT A

Defiance Quantum ETF
Defiance Space & Connective Tech ETF Defiance Drone and Modern Warfare ETF Defiance GRNY Option Income ETF Defiance DRAM Option Income ETF Defiance BMNR Option Income ETF Defiance Retail Kings ETF
Defiance Daily Target 3X Long NVDA ETF Defiance Daily Target 3X Long TSLA ETF Defiance Daily Target 3X Long PLTR ETF Defiance Daily Target 3X Long COIN ETF Defiance Daily Target 3X Long MSTR ETF Defiance Daily Target 3X Long HOOD ETF Defiance Daily Target 3X Long TSM ETF Defiance Daily Target 3X Long AVGO ETF Defiance Daily Target 3X Long MSFT ETF Defiance Daily Target 3X Long AMZN ETF Defiance Daily Target 3X Long GOOG ETF Defiance Daily Target 3X Long AAPL ETF Defiance Daily Target 3X Long SMCI ETF Defiance Daily Target 3X Long AMD ETF Defiance Daily Target 3X Long BABA ETF Defiance Daily Target 3X Long CRCL ETF Defiance Daily Target 3X Long HIMS ETF Defiance Daily Target 3X Long BMNR ETF Defiance Daily Target 3X Long ETH ETF Defiance Daily Target 3X Long BTC ETF Defiance Daily Target 3X Long SOLZ ETF Defiance Daily Target 3X Long GLD ETF Defiance Daily Target 3X Long GDX ETF Defiance Daily Target 3X Long MAGS ETF Defiance Daily Target 3X Long GRNY ETF Defiance Daily Target 3X Short NVDA ETF Defiance Daily Target 3X Short TSLA ETF Defiance Daily Target 3X Short PLTR ETF Defiance Daily Target 3X Short COIN ETF Defiance Daily Target 3X Short MSTR ETF Defiance Daily Target 3X Short HOOD ETF Defiance Daily Target 3X Short TSM ETF Defiance Daily Target 3X Short AVGO ETF Defiance Daily Target 3X Short MSFT ETF Defiance Daily Target 3X Short AMZN ETF Defiance Daily Target 3X Short GOOG ETF Defiance Daily Target 3X Short AAPL ETF Defiance Daily Target 3X Short SMCI ETF

Defiance Daily Target 3X Short AMD ETF Defiance Daily Target 3X Short BABA ETF

Defiance Daily Target 3X Short BABA ETF Defiance Daily Target 3X Short CRCL ETF Defiance Daily Target 3X Short HIMS ETF Defiance Daily Target 3X Short BMNR ETF Defiance Daily Target 3X Short ETH ETF Defiance Daily Target 3X Short BTC ETF Defiance Daily Target 3X Short SOLZ ETF Defiance Daily Target 3X Short GLD ETF Defiance Daily Target 3X Short GDX ETF Defiance Daily Target 3X Short MAGS ETF Defiance Autism Impact ETF
Defiance US 100 Tech AI Moat ETF Defiance US 100 Tech Ex Software ETF
Defiance China Robotics ETF
Defiance Inference AI Chip ETF
Defiance AI Packaging & Testing ETF
Defiance Memory & Photonics ETF
Defiance Plumbing & Electrical ETF
Defiance Nvidia Ventures ETF
Defiance Google Ventures ETF
Defiance DRAM & Memory ETF